Exhibit 99.1

KNIGHT CAPITAL GROUP PROVIDES UPDATE REGARDING AUGUST 1ST DISRUPTION TO ROUTING IN NYSE-LISTED SECURITIES

JERSEY CITY, New Jersey (August 2, 2012) – Knight Capital Group, Inc. (NYSE Euronext: KCG) today provided an update on the August 1, 2012 disruption to routing in NYSE-listed securities.

As previously disclosed, Knight experienced a technology issue at the open of trading at the NYSE yesterday, August 1st. This issue was related to Knight’s installation of trading software and resulted in Knight sending numerous erroneous orders in NYSE-listed securities into the market. This software has been removed from the company’s systems.

Clients were not negatively affected by the erroneous orders, and the software issue was limited to the routing of certain listed stocks to NYSE.

Knight has traded out of its entire erroneous trade position, which has resulted in a realized pre-tax loss of approximately $440 million. Although the company’s capital base has been severely impacted, the company’s broker/dealer subsidiaries are in full compliance with their net capital requirements. Knight will continue its trading and market making activities at the commencement of trading today. The company is actively pursuing its strategic and financing alternatives to strengthen its capital base.

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About Knight

Knight Capital Group (NYSE Euronext: KCG) is a global financial services firm that provides access to the capital markets across multiple asset classes to a broad network of clients, including broker-dealers, institutions and corporations. Knight is headquartered in Jersey City, N.J. with a global presence across the Americas, Europe, and the Asia Pacific regions. For further information about Knight, please visit www.knight.com.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the August 1, 2012 disruption to routing in NYSE-Listed securities and the impact to the Company’s capital structure, risks associated with the Company’s ability to recover all or a portion of the damages that are attributable to the manner in which NASDAQ OMX handled the Facebook IPO, risks related to the corporate restructuring in the third quarter 2011, including the ability to recognize anticipated cost savings, the possibility of unexpected costs or expenditures, and the impact of the restructuring on the Company’s businesses and results of operations, risks associated with changes in market structure, legislative, regulatory and financial rules changes, risks associated with the Company’s changes to its organizational structure and management and the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired or developed organically in the future. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings “Certain Factors Affecting Results of Operations” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company’s Consolidated Financial Statements and the Notes thereto contained in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Kara Fitzsimmons	Jonathan Mairs
Managing Director,	Director,
Media Relations	Corporate Communications
201-356-1523 or	& Investor Relations
kfitzsimmons@knight.com	201-356-1529 or
jmairs@knight.com